UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K/A
____________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 22, 2026
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Virgin Galactic Holdings, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Flight Way Tustin, California	92782
(Address of principal executive offices)	(Zip Code)
(949) 774-7640
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Virgin Galactic Holdings, Inc. (the “Company”) with the Securities and Exchange Commission on June 22, 2026 (the “Original 8-K”). This Form 8-K/A is being filed solely for the purpose of updating the disclosure under Item 3.02 of the Original 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.
On June 29, 2026, the Company successfully closed the privately negotiated exchange transaction (the “Exchange”) previously disclosed in the Original 8-K with a holder of its 2.50% Convertible Senior Notes due 2027 (the “2027 Notes”). The Company entered into the Exchange to improve liquidity, manage its cash position and strengthen its balance sheet as it prepares for commercial operation in the fourth quarter of 2026.
In the Exchange, $52,479,000 in aggregate principal amount of the 2027 Notes plus accrued interest were exchanged for an aggregate of 17,350,341 shares (the “Shares”) of the Company’s common stock and pre-funded warrants. The holder of the 2027 Notes agreed to accept the Shares in lieu of the cash payment obligation that they otherwise would be entitled to receive for the principal and interest under the 2027 Notes. The pre-funded warrants, which have a nominal exercise price of $0.0001 per share, were issued in lieu of shares of the Company’s common stock in the Exchange solely for the holder to manage its beneficial ownership, and are intended to be economically equivalent to the shares of common stock.
With the completion of the Exchange, the Company has reduced the outstanding 2027 Notes by approximately 75%, from $70.4 million to $17.9 million in aggregate principal amount outstanding.
The issuance of the Shares by the Company is being made in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. The Shares will be issued only to investors that qualify as “qualified institutional buyers” (as such term is defined in Rule 144A of the Securities Act) and institutional “accredited investors” (as such term is defined in Rule 501 of Regulation D under the Securities Act). The Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and such other jurisdictions.

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Forward Looking Statements

This Current Report on Form 8-K/A contains forward-looking statements, including, without limitation, statements relating to the timing of commercial operations. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties. For a more complete discussion of these risk factors, see the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. The Company cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this report, and the Company undertake no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN GALACTIC HOLDINGS, INC.

Date: June 29, 2026	By:	/s/ Douglas Ahrens
	Name:	Douglas Ahrens
	Title:	Chief Financial Officer and Treasurer